UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 30, 2008

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 30, 2008, NewStar Financial, Inc. (the “Company”) entered into Amendment No.1 (the “Amendment”) to the Second Amended and Restated Sale and Servicing Agreement dated as of April 18, 2008 (the “Agreement”), by and among NewStar CP Funding LLC, as the seller, the Company, as the originator and as the servicer, Wachovia Bank, National Association, as the swingline purchaser, each of the institutional purchasers, conduit purchasers and purchaser agents party thereto, Wachovia Capital Markets, LLC, as the administrative agent and as the WBNA agent, U.S. Bank National Association, as the trustee, and Lyon Financial Services, Inc., as the backup servicer.

The Amendment to the Agreement reduced the commitment amount under the credit facility from $400,000,000 to $350,000,000 and reduced the Company’s advance borrowing base from an effective rate of 75% to 70%. The Amendment to the Agreement increased the concentration limits of assets in the Buildings and Real Estate Moody’s Industry Classification Group to 33.5% of the outstanding credit facility amount for periods prior to and including April 17, 2009 (an increase of 13.5%) and to 20% of the outstanding credit facility amount for periods after April 17, 2009. There was $210 million of advances under the line as of December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: January 2, 2009	By:	/s/ JOHN K. BRAY
John K. Bray
Chief Financial Officer

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